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                                                                     EXHIBIT 11

                             BELLSOUTH CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE


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                                                                                   For the years ended December 31,
                                                                         -----------------------------------------------------
                                                                             2001                2002                 2003
                                                                         ------------        ------------         ------------
EARNINGS PER SHARE - BASIC:

Income Before Cumulative Effect of Change in Accounting
      Principle .................................................        $      2,447        $      2,608         $      3,589

Cumulative Effect of Change in Accounting Principle, net
      of tax ....................................................                  --              (1,285)                 315
                                                                         ------------        ------------         ------------

Net Income ......................................................        $      2,447        $      1,323         $      3,904
                                                                         ============        ============         ============

Weighted Average Shares Outstanding .............................               1,875               1,870                1,848

Earnings Per Common Share Before Cumulative Effect of
      Change in Accounting Principle ............................        $       1.31        $       1.39         $       1.94

Cumulative Effect of Changes in Accounting Principle, net
      of tax ....................................................                  --        $      (0.68)        $       0.17
                                                                         ------------        ------------         ------------

Earnings Per Share ..............................................        $       1.31        $       0.71         $       2.11
                                                                         ============        ============         ============

EARNINGS PER SHARE - DILUTED:

Income Before Extraordinary Losses ..............................        $      2,447        $      2,608         $      3,589

Extraordinary Loss on Early Extinguishment of Debt, net
    of tax ......................................................                  --              (1,285)                 315
                                                                         ------------        ------------         ------------

Net Income ......................................................        $      2,447        $      1,323         $      3,904
                                                                         ============        ============         ============

Weighted Average Shares Outstanding .............................               1,875               1,870                1,848

Incremental shares from assumed exercise of stock options
    and payment of performance share awards .....................                  13                   6                    4
                                                                         ------------        ------------         ------------

Diluted Shares Outstanding ......................................               1,888               1,876                1,852
                                                                         ============        ============         ============

Earnings Per Common Share Before Cumulative Effect of
      Change in Accounting Principle ............................        $       1.30        $       1.39         $       1.94

Cumulative Effect of Changes in Accounting Principle, net
      of tax ....................................................                  --        $      (0.68)        $       0.17
                                                                         ------------        ------------         ------------

Earnings Per Share ..............................................        $       1.30        $       0.71         $       2.11
                                                                         ============        ============         ============
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